Exhibit 10.5

COPPER MOUNTAIN NETWORKS, INC.

AMENDMENT #2 TO

RESTRICTED STOCK BONUS AMENDED GRANT NOTICE

UNDER THE

AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

EFFECTIVE FEBRUARY 10, 2005, COPPER MOUNTAIN NETWORKS, INC. (the “Company”) and the undersigned holder of a Restricted Stock Bonus Award, previously granted on July 1, 2003 (the “Original Grant”) and amended on April 21, 2004 (collectively, the “Award”), wish to amend the terms of the Award by entering into this agreement (“Amendment 2”) . The parties agree to amend the Award as follows:

•	The vesting of the Award shall be subject to the following restriction: If on any given vesting date the Participant may not sell the Company’s common stock because such sale would violate Rule 10b-5 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), then the vesting associated with that date shall be deferred until the earlier of (i) the first market trading day thereafter upon which the Participant may sell the Company’s common stock without violating Rule 10b-5 of the Exchange Act or the Company’s Insider Trading Policy, or (ii) March 15 of the taxable year of the Participant following the year of such vesting date.

Except as specifically amended herein, all terms and conditions of the Award remain in full force and effect and the Award with this Amendment 1 constitutes the entire agreement between the parties in regard to matters covered herein.

Copper Mountain Networks, Inc.:	Participant:

/s/ Gregory Peck	/s/ Michael O. Staiger
Gregory Peck, Vice President - Finance	Michael O. Staiger